Execution Version May 9, 2026 Susan G. Riel At the address on file with Eagle Re: Consulting Terms Dear Susan: This letter memorializes the terms of your consulting agreement with EagleBank, a Maryland chartered commercial bank (the “Bank”) and Eagle Bancorp, Inc., a Maryland corporation, publicly traded as a bank holding company (“Bancorp” and, together with the Bank, “Eagle”) following your retirement. On behalf of the Board of Directors of Bancorp (the “Board”), I extend my deepest thanks for your longstanding leadership and your willingness to provide these transition services. 1. Effectiveness; Services This letter will become effective, and your engagement under this letter will begin, on July 6, 2026, the day following the last day of your employment with Eagle (the “Effective Date”). During the Term (as defined below), you will, at the request of the Chair of the Board or the President and Chief Executive Officer of Eagle, provide such consulting and transition services to Eagle as mutually agreed by you and Eagle from time to time (the “Services”). The parties expect the Services to include matters related to business development, strategy, employee mentoring, the transition of internal and external contacts (including key client and vendor relationships) and such other matters as reasonably requested by the Chair of the Board or the President and Chief Executive Officer of Eagle. The Services will generally be performed remotely at such times and locations as you determine in your discretion, except when the Chair of the Board or the President and Chief Executive Officer reasonably requests that you perform certain Services in person at a location reasonably determined by Eagle. The parties expect that, on average, you will not be required to devote more than thirty (30) hours per month to the Services. The parties further acknowledge that such level of services is expected to be no greater than 20% of the average level of services you provided to Eagle and its affiliates over the thirty- six (36) month period immediately prior to the Effective Date and is intended to constitute a “separation from service” within the meaning of Section 409A of the Internal Revenue Code and the Treasury Regulations thereunder. 2. Term; Consulting Fee and Expense Reimbursement The term of your consulting arrangement is twelve months from the Effective Date (the “Term”), unless it is sooner terminated as provided in Section 3.

In consideration for agreeing to provide the Services over the Term, Eagle will pay you a consulting fee of $94,000 per month, payable monthly in arrears and prorated for any partial period (the “Consulting Fee”). Eagle will also reimburse you for all actual out-of-pocket expenses reasonably incurred by you during the Term in connection with the Services, subject to Eagle’s expense reimbursement policy as in effect from time to time. Eagle will also reimburse you for reasonable legal fees incurred in connection with this letter not to exceed $7,500. 3. Termination Either of you or Eagle may terminate the Term for any reason before its scheduled expiration by providing not less than ninety (90) days’ prior written notice to the other party, and Eagle may terminate the Term immediately for Cause. If Eagle terminates the Term before its scheduled expiration other than for Cause, Eagle will pay you the Consulting Fee for the remainder of the scheduled twelve-month Term within thirty (30) days following such termination. For certainty, you acknowledge that the Consulting Fee will not accrue for any period following the date of termination of the Term if you terminate the Term before its scheduled expiration date or Eagle terminates the Term for Cause. “Cause” means (i) your continued and repeated failure to substantially perform your services with the Company pursuant to Section 1 of this letter after the Company delivers to you a written demand for substantial performance and provides you with not less than a thirty (30) days’ opportunity to cure; or (ii) your engaging in willful misconduct which is materially injurious to Eagle financially or reputationally. 4. Indemnification Eagle confirms that the Indemnification Agreement between you and Bancorp dated May 7, 2024 (your “Indemnification Agreement”) remains in effect and will also be applicable with respect to claims, if any, that arise as a result of or in connection with services you provide pursuant to this letter in your capacity as a consultant or agent of Eagle. 5. Independent Contractor You acknowledge and agree that you are undertaking and performing the services described in this letter as an independent contractor and not as an employee of Eagle. You further acknowledge and agree that you are responsible for the payment of all applicable taxes and other governmental charges that may be levied on the Consulting Fees and for all non- reimbursable expenses attributable to the rendering of the Services and performing your other obligations hereunder. As an independent contractor, you are not and will not be eligible to participate in any employee compensation or benefit plans, programs, policies or arrangements sponsored or maintained by Eagle for its employees, even if your relationship with Eagle is reclassified by any governmental authority. During the Term, neither you nor Eagle will be or become liable to or bound by any representation, act or omission whatsoever of the other. 6. Acknowledgements You acknowledge and agree that other than payments or benefits under any Eagle plans that have vested according to the terms of those plans, payment of any accrued but unused vacation and any payments or benefits you may receive for serving as a director of the Board, you are not entitled to any payments or benefits from Eagle as a result of your retirement. You also affirm that you are not aware of any violations by Eagle and/or its employees, officers, directors and agents of U.S. federal, state or local law, regulations or Eagle policy that have not been addressed by Eagle through appropriate compliance and/or corrective action. The parties agree that for purposes of the Amended and Restated Employment Agreement between you and the Bank dated December 18, 2023 (your “Employment Agreement”), the “Restricted Period” will extend to one year following the later of (a) the end of the Term under this letter and (b) the end of your service as a director of the Board. You acknowledge and agree that this letter does not otherwise alter or limit the non-competition, non- interference and other restrictive covenants under your Employment Agreement, which remain in full force and effect in accordance with their terms (as modified by the prior sentence, as applicable) and continue to govern your conduct. This letter also confirms that your outstanding restricted stock granted in February 2024 and February 2025 will accelerate and fully vest upon the Effective Date. For the avoidance of doubt, you will be treated as satisfying the conditions of Retirement under any of your outstanding equity awards, including without limitation for purposes of any post-termination exercise period or accelerated or continued vesting. Eagle will provide to you, as soon as practicable following the execution of this letter, a schedule including a summary of all of your outstanding awards with the schedule including the grant date, vesting dates, your accelerated and continued vesting, and post-termination exercise period, as applicable. 7. Miscellaneous This letter shall be governed by and construed in accordance with the laws of the State of Maryland applicable to contracts executed and to be performed therein, without giving effect to the choice of law rules thereof. Any action to enforce any provision of this Agreement may be brought only in a court of the State of Maryland within Montgomery County or in the United States District Court for the District of Maryland. Accordingly, each party (a) agrees to submit to the jurisdiction of such courts and to accept service of process at its address for notices as set forth below and in the manner provided for the giving of notices in any such action or proceeding brought in any such court and (b) irrevocably waives any objection to the laying of venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient or inappropriate forum. This letter constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous representations, proposals, discussions, and communications, whether oral or in writing with respect to the subject matter hereof. This letter may be modified only in a writing signed by you and Eagle. You agree that you are not entitled assign, transfer or subcontract this letter or any of your rights or obligations hereunder without Eagle’s express, prior written consent, in its discretion. Eagle’s rights and obligations under this letter automatically will inure to the benefit of and be binding upon any successor to all or substantially all of its business or properties, whether by merger, consolidation sale of assets or otherwise.

The terms and provisions of this letter are intended to be separate and divisible provisions and if, for any reason, any one or more of them is held to be invalid or unenforceable, neither the validity nor the enforceability of any other provision of this letter will thereby be affected. This letter may be executed in counterparts, each of which shall be deemed an original but all of which together will constituted one and the same instrument. Any notices given under this letter (a) by Eagle to you shall be in writing and shall be given by registered or certified mail, return receipt requested, postage prepaid, addressed to you at your address as identified above or by electronic mail to your personal or other email address most recently provided by you to Eagle, with read receipt or return electronic mail requested by sender, or (b) by you to Eagle shall be in writing and shall be given by registered or certified mail, return receipt requested, postage prepaid, addressed to the Chief Legal Officer of Eagle at Eagle corporate headquarters or by electronic mail to the Chief Legal Officer of Eagle at such email address as Eagle may designate from time to time for such purpose. Any notice sent by electronic mail shall be deemed given on the date such electronic mail is transmitted, provided that no notice of delivery failure or undeliverable message is received by the sender or no requested read receipt or return electronic mail is sent to sender. * * *

To confirm the foregoing terms are acceptable to you, please execute and return a copy of this letter. Very truly yours, EAGLEBANK Name: James A. Soltesz, P.E. Title: Chairperson of the Board of Directors of the Bank Accepted and Agreed: Susan G. Riel EAGLE BANCORP, INC. Name: James A. Soltesz, P.E. Title: Chairperson of the Board

To confirm the foregoing terms are acceptable to you, please execute and return a copy of this letter. Very truly yours, EAGLEBANK Name: Title: EAGLE BANCORP, INC. Name: Title: Accepted and Agreed: Susan G. Riel